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                                                                     EXHIBIT 3.1
                                    BY-LAWS

                                       OF

                           ANTHONY  INDUSTRIES,  INC.


                                   ARTICLE I

                                    OFFICES
                                    -------

          The Corporation shall maintain a registered office in the State of Delaware as required by law. The Corporation may also have offices at other places, within and without the State of Delaware.


                                  ARTICLE  II

                                  STOCKHOLDERS
                                  ------------

          SECTION 1. Annual meetings of stockholders shall be held during the month of May in each year, at such times and such places, within or without the State of Delaware, as may be fixed from time to time by the Board of Directors.

          SECTION 2. Except as otherwise required by statute or the Corporation's Certificate of Incorporation, special meetings of stockholders may be called by the Board of Directors or the Chairman of the Board. Special meetings of stockholders shall be held on such dates and at such times and such places, within or without the State of Delaware, as shall be stated in the notices of such meetings. Notice of any special meeting shall state the purpose or purposes for which the meeting is to be held and no other business shall be transacted except as stated in such notice.

          SECTION 3. The holders of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders.
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          SECTION 4.  Except as otherwise required by statute, the Corporation's
Certificate of Incorporation or these By-Laws, all matters coming before any meeting of stockholders shall be decided by the vote of the holders of a majority of the shares of capital stock of the Corporation present in person or represented by proxy at such meeting and voting thereon, a quorum being present.

          SECTION 5. The Board of Directors, or, if the Board shall not have made the appointment, the chairman presiding at any meeting of stockholders, shall have power to appoint two or more persons to act as inspectors, to receive, canvass and report the votes cast by the stockholders at such meeting.

          SECTION 6. The Chairman of the Board shall preside at all meetings of stockholders; and in his absence, the Board of Directors may appoint a person to act as chairman of the meeting.

          SECTION 7. The Secretary or an Assistant Secretary shall act as secretary at all meetings of stockholders; and in their absence, the chairman of the meeting shall appoint a person to act as secretary of the meeting.

          SECTION 8. At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation who
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complies with the notice procedures set forth in this Section 8 and Section 9 of
Article II. For business to be properly brought before any meeting of the stockholders by a stockholder, the stockholder must have given notice thereof in writing to the Secretary of the Corporation not less than 90 days in advance of such meeting, or if later, the tenth day following the first public announcement of the date of such meeting, and such business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware.
A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (2) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (3) the class and number of shares of the Corporation that are beneficially owned by the stockholder, and (4) any material interest of the stockholder in such business. In addition, the stockholder making such proposal shall promptly provide any other information reasonably requested by the Corporation. The chairman of any such meeting shall have the power and the duty to determine whether any business proposed to be brought before the meeting has been made in accordance with the procedure set forth in these By-Laws and shall direct that any business not properly brought before the meeting shall not be considered. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at any meeting of the stockholders except in accordance with the procedures set forth in this Section 8 and Section 9 of Article II. For purposes of this Section 8 and Section 9 of Article II, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, a amended, or any successor provision.

          SECTION 9. Nominations for the election of directors may be made by the Board or by any stockholder entitled to vote in the election of directors; provided, however, that a stockholder may nominate a person for election as a director at a meeting only if written notice of such stockholder's intent to make such nomination has been given to the Secretary of the Corporation not later than 90 days in advance of such meeting or, if later, the tenth day following the first public announcement of the date of such meeting. Each such notice shall set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board; and (v) the consent of each nominee to serve as a director of the Corporation if so elected. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation. Notwithstanding the forgoing provisions of this Section 9 of Article II, in the event that the number of directors to be elected to the Board is increased and there is no public announcement naming either all of the nominees for director or specifying the size of the increased Board made by the Corporation at least 100 days in advance of such meeting, a stockholder's notice required by this Section 9 of
Article II shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation not later than the tenth day following the day on which such public announcement is first made by the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 9 of Article II.
The chairman of any meeting of stockholders shall have the power and the duty to determine whether a nomination has been made in accordance with the procedure set forth in this Section 9 of Article II and shall direct that any nomination not made in accordance with these procedures be disregarded.
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                                  ARTICLE  III

                               BOARD OF DIRECTORS
                               ------------------

          SECTION 1. The business and affairs of the Corporation shall be managed by or under direction of the Board of Directors. The directors shall elect one of their members to be Chairman of the Board, who shall perform such duties as are provided in these By-Laws or are from time to time assigned by the Board. The Chairman of the Board may, but need not be, an officer of the Corporation.

          SECTION 2. Regular meetings of the Board of Directors shall be held on such dates and at such times and such places, within or without the State of Delaware, as shall be fixed from time to time by the Board.

          SECTION 3. Special meetings of the Board of Directors may be called by the Chairman of the Board and shall be called by the Chairman of the Board or the Secretary upon a request in writing by any four directors. Notice shall be given of the date, time and place of each special meeting by mailing the same at least three days before the meeting or by telephoning, telegraphing or delivering personally the same before the meeting to each director. Except as otherwise specified in the notice thereof, or as required by statute, any and all business may be transacted at any special meeting of the Board of Directors.

          SECTION 4. The Chairman of the Board shall preside at all meetings of the Board of Directors; and in his absence, the Board of Directors may appoint any other person to act as chairman of the meeting. Less than a quorum of the Board may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice.
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                                  ARTICLE  IV

                                   COMMITTEES
                                   ----------

          SECTION 1. The Corporation shall have an Executive Committee and an Audit Committee, which shall have such powers of the Board of Directors, not prohibited by statute, as the Board shall from time to time authorize. The Executive and Audit Committees shall consist of two or more directors.

          SECTION 2. The Board of Directors may, by resolution passed by a majority of the whole Board, designate from among its own members such other committees as the Board may determine. Each such committee shall have such powers of the Board of Directors, not prohibited by statute, as the Board shall from time to time authorize.

          SECTION 3. A majority of a committee shall constitute a quorum for the transaction of business. Each committee shall keep regular minutes of its meetings and shall report the same to the Board of Directors when requested. The Board of Directors may discharge any committee or any member thereof either with or without cause at any time.

          SECTION 4. In the case of the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of such absent or disqualified member.
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                                   ARTICLE  V

                                    OFFICERS
                                    --------

          SECTION 1.  The Board of Directors shall elect the following officers:
Chief Executive Officer, President, one or more Vice Presidents, Treasurer and Secretary and such other officers as it may from time to time determine.

          SECTION 2. The term of office of all officers shall be for one year and until their respective successors are elected and qualified. The Board of Directors may remove any officer either with or without cause at any time.

          SECTION 3. The Chief Executive shall be the chief executive officer of the Corporation and shall have such powers and duties as generally pertain to the responsibilities of chief executive officer, including the management of the business and affairs of the Corporation, subject only to the Board of Directors. The President, subject and reporting to the Chief Executive Officer, shall be the chief operating officer of the Corporation, and shall have such powers and duties as generally pertain to the responsibilities of chief operating officer as may be determined from time to time by the Chief Executive Officer. The other officers of the Corporation, subject and reporting to the Chief Executive Officer and/or the President, as determined from time to time by the Chief Executive Officer, shall each have such powers and duties as generally pertain to their respective offices. Any officer of the Corporation shall in addition have such powers and duties as may be conferred by the Board of Directors.

          SECTION 4. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the Corporation to attend and to vote at any meetings of stockholders of any corporation in which this Corporation may hold stock, and may exercise on behalf of this Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies, waivers and consents on behalf of the Corporation in connection with the exercise by the Corporation of the rights and powers incident to the ownership of such stock. The Board of Directors may from time to time confer like powers upon any other person or persons.
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                                  ARTICLE  VI

                                 CAPITAL STOCK
                                 -------------

          SECTION 1. Certificates for stock of the Corporation shall be in such form as the Board of Directors may from time to time prescribe.

          SECTION 2. The Board of Directors shall have power to appoint one or more transfer agents and/or registrars for the transfer and/or registration of certificates for shares of stock of any class or series and may require that stock certificates shall be countersigned and/or registered by one or more of such transfer agents and/or registrars.

          SECTION 3. Shares of capital stock of the Corporation shall be transferable on the books of the Corporation only by the holder of record thereof in person or by his duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the Corporation or its agents may require.

          SECTION 4. In case any certificate for the capital stock of the Corporation shall be lost, stolen or destroyed, the Corporation may require such proof of the fact and such indemnity to be given to it and/or to its transfer agent and/or registrar, if any, as it shall deem necessary or advisable.

          SECTION 5. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact, and shall not be bound to recognize any equitable to other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.
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                                  ARTICLE  VII

                                 MISCELLANEOUS
                                 -------------

          SECTION 1. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation and the year and state of incorporation.

          SECTION 2. The Board of Directors shall have the power to fix, and from time to time to change, the fiscal year of the Corporation.


                                 ARTICLE  VIII

                                   AMENDMENT
                                   ---------

          The Board of Directors shall have the power to adopt, alter and repeal By-Laws of the Corporation at any regular or special meeting of the Board, subject to the power of the stockholders to alter or repeal any By-Law adopted or altered by the Board of Directors. By-Laws may be adopted, altered or repealed by the stockholders by the vote of the holders of a majority of the outstanding shares entitled to vote thereon provided that notice of the proposed adoption, alteration or repeal shall have been given in the notice of such meeting of stockholders.